Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k), as promulgated under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them a Statement on Schedule 13G (including amendments thereto) with regard to the common stock of CoreWeave, Inc., and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. In evidence thereof, the undersigned, being duly authorized, hereby execute this Joint Filing Agreement as of April 1, 2025.

Date: April 1, 2025	magnetar financial llc

	By:	Magnetar Capital Partners LP, its Sole Member
	By:	Supernova Management LLC, its General Partner

	By:	/s/ Hayley Stein
	Name:	Hayley Stein
	Title:	Attorney-in-fact for David J. Snyderman, Manager of Supernova Management LLC

Date: April 1, 2025	magnetar capital partners LP

	By:	Supernova Management LLC, its General Partner

	By:	/s/ Hayley Stein
	Name:	Hayley Stein
	Title:	Attorney-in-fact for David J. Snyderman, Manager of Supernova Management LLC

Date: April 1, 2025	supernova management llc

	By:	/s/ Hayley Stein
	Name:	Hayley Stein
	Title:	Attorney-in-fact for David J. Snyderman, Manager

Date: April 1, 2025	DAVID J. SNYDERMAN

	By:	/s/ Hayley Stein
	Name:	Hayley Stein
	Title:	Attorney-in-fact for David J. Snyderman